Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS AND RAISES FULL-YEAR 2025 GUIDANCE

DAVIDSON, N.C. – August 6, 2025 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights:
•Reported sales of $877 million, up 12%, operating income of $156 million, operating margin of 17.8%, and diluted earnings per share (EPS) of $3.19;
•Adjusted operating income of $160 million, up 20%;
•Adjusted operating margin of 18.3%, up 130 basis points;
•Adjusted diluted EPS of $3.23, up 21%;
•New orders of $1.0 billion, reflecting a 1.14x book-to-bill; and
•Free cash flow (FCF) of $117 million.

Raised Full-Year 2025 Adjusted Financial Outlook:
•Sales guidance increased to new range of 9% to 10% growth (previously 8% to 9%), which continues to reflect growth in the majority of Curtiss-Wright's end markets;
•Operating income guidance increased to new range of 15% to 18% growth (previously 13% to 16%);
•Operating margin guidance range increased by 20 basis points to 18.5% to 18.7%, now up 100 to 120 basis points compared with the prior year;
•Diluted EPS guidance increased to new range of $12.70 to $13.00, now up 16% to 19% (previously $12.45 to $12.80, up 14% to 17%);
•FCF guidance range increased to $520 to $535 million, which continues to reflect greater than 105% FCF conversion; and
•Full-year 2025 guidance includes the potential direct impacts from tariffs on our operations as well as mitigating actions.

"Curtiss-Wright delivered a strong second quarter, highlighted by double-digit revenue growth in both our total A&D and Commercial markets, significant operating margin expansion, greater than 20% growth in Adjusted diluted EPS, and better-than-expected free cash flow generation," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "Our results also reflected the benefits of the Company's ongoing restructuring and operational excellence initiatives, and our dedication to making continued investments that drive profitable growth."

"Based on the strong first-half results and our outlook for the remainder of 2025, we have increased our full-year Adjusted guidance for sales, operating income, diluted EPS and free cash flow. We are successfully executing our Pivot to Growth strategy and building strong momentum to compound sustained profitable growth. In addition, we remain extremely well aligned to many favorable secular growth trends across our markets, today and well into the future."

Curtiss-Wright Corporation, Page 2
Second Quarter 2025 Operating Results

(In millions)	Q2-2025	Q2-2024	Change
Reported
Sales	$877	$785	12%
Operating income	$156	$129	21%
Operating margin	17.8%	16.4%	140 bps

Adjusted (1)
Sales	$877	$785	12%
Operating income	$160	$133	20%
Operating margin	18.3%	17.0%	130 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $877 million increased 12% compared with the prior year period;
•Total A&D market sales increased 12%, while total Commercial market sales increased 10%;
•In our A&D markets, stronger than expected growth in the defense markets was driven by higher submarine revenues in naval defense and increased sales of defense electronics products, as well as higher OEM sales in the commercial aerospace market;
•In our Commercial markets, strong growth in the power & process market was principally driven by the contribution from our Ultra Energy acquisition and higher organic sales of commercial nuclear products, while sales in the general industrial market were flat; and
•Adjusted operating income of $160 million increased 20%, while Adjusted operating margin increased 130 basis points to 18.3%, driven by favorable overhead absorption on higher revenues in all three segments, the benefits of the Company's restructuring and operational excellence initiatives, favorable mix in the Naval & Power segment, and favorable foreign currency translation, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 3
Second Quarter 2025 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2025	Q2-2024	Change
Reported
Sales	$239	$233	3%
Operating income	$39	$35	11%
Operating margin	16.3%	15.1%	120 bps

Adjusted (1)
Sales	$239	$233	3%
Operating income	$40	$38	5%
Operating margin	16.6%	16.2%	40 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $239 million, up $6 million, or 3%;
•Commercial aerospace market revenue growth reflected increased demand and higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
•General industrial market revenue was essentially flat, as the benefit of higher sales of industrial vehicle products serving on-highway vehicle platforms and increased surface treatment services were offset by lower global off-highway and specialty industrial vehicle sales; and
•Adjusted operating income was $40 million, up 5% from the prior year, while adjusted operating margin increased 40 basis points to 16.6%, driven by favorable absorption on higher revenues, the benefits of the Company's restructuring initiatives and favorable foreign currency translation.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q2-2025	Q2-2024	Change
Reported
Sales	$253	$228	11%
Operating income	$68	$58	16%
Operating margin	26.8%	25.5%	130 bps

Adjusted (1)
Sales	$253	$228	11%
Operating income	$68	$59	15%
Operating margin	26.8%	25.7%	110 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $253 million, up $25 million, or 11%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of our embedded computing equipment to various international customers while also supporting several domestic unmanned aerial vehicle programs;
•Ground defense market revenue growth reflected higher sales of tactical battlefield communications equipment as well as increased support for U.S. ground vehicle modernization;
•Higher revenue in the commercial aerospace market reflected increased sales of our flight data recorder technology to OEM customers; and
•Adjusted operating income was $68 million, up 15% from the prior year, while adjusted operating margin increased 110 basis points to 26.8%, reflecting favorable absorption on higher defense revenues and the benefits of our operational excellence initiatives.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q2-2025	Q2-2024	Change
Reported
Sales	$384	$323	19%
Operating income	$60	$46	31%
Operating margin	15.7%	14.3%	140 bps

Adjusted (1)
Sales	$384	$323	19%
Operating income	$64	$47	36%
Operating margin	16.5%	14.4%	210 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $384 million, up $61 million, or 19%;
•Revenue growth in the naval defense market was principally driven by our strong order book and the timing of revenues on the Columbia-class submarine program, in addition to increased revenues supporting next-generation submarine development and higher sales of aircraft handling systems equipment to international customers;
•Higher power & process market revenues mainly reflected the contribution from our prior year acquisition to our commercial nuclear and process markets, as well as higher organic sales of commercial nuclear products supporting the maintenance of existing operating reactors and the development of next-generation advanced reactors; and
•Adjusted operating income was $64 million, up 36% from the prior year, while adjusted operating margin increased 210 basis points to 16.5%, due to favorable absorption on higher revenues and favorable mix of products, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q2-2025	Q2-2024	Change
Net cash provided by operating activities	$137	$111	23%
Capital expenditures	(19)	(11)	75%
Free cash flow	$117	$100	17%

•Free cash flow of $117 million increased $17 million, as higher cash earnings and improved working capital were partially offset by higher capital investments in all three segments.

New Orders and Backlog
•New orders of $1.0 billion increased slightly compared with the prior year principally reflecting strong demand in our commercial nuclear and commercial aerospace end markets, mainly offset by the timing of orders in naval defense; and
•Backlog of $3.9 billion, up 12% from December 31, 2024, reflecting strong demand across the A&D and Commercial markets.

Share Repurchase and Dividends
•During the second quarter, the Company repurchased 59,501 shares of its common stock for approximately $21 million; and
•The Company declared a quarterly dividend of $0.24 a share, representing a $0.03 or 14% increase from the previous quarter.

Curtiss-Wright Corporation, Page 7
Full-Year 2025 Guidance

The Company is updating its full-year 2025 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2025 Adjusted Non-GAAP Guidance (Prior)	2025 Adjusted Non-GAAP Guidance (Current)	Change vs 2024 Adjusted (Current)
Total Sales	$3,365 - $3,415	$3,390 - $3,435	9 - 10%
Operating Income	$614 - $632	$626 - $642	15 - 18%
Operating Margin	18.3% - 18.5%	18.5% - 18.7%	100 - 120 bps
Diluted EPS	$12.45 - $12.80	$12.70 - $13.00	16 - 19%
Free Cash Flow(2)	$495 - $515	$520 - $535	8 - 11%
(1)Reconciliations of Reported to Adjusted 2024 operating results and 2025 financial guidance are available in the Appendix and exclude first-year purchase accounting costs associated with prior-year acquisitions and costs associated with the Company's 2024 Restructuring Program.
(2)2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results), the timing of prior year record customer advances and a $15 million current year increase due to a reduction in tax payments driven by the recent signing of the H.R. 1 - "One Big Beautiful Bill Act."

**********

A more detailed breakdown of the Company’s 2025 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter 2025 financial results and updates to 2025 guidance at 10:00 a.m. ET on Thursday, August 7, 2025. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Product sales	$746,679	$661,407	$1,425,656	$1,257,111
Service sales	129,897	123,384	256,565	240,847
Total net sales	876,576	784,791	1,682,221	1,497,958

Cost of product sales	479,253	428,926	921,343	818,403
Cost of service sales	71,166	71,764	142,257	141,699
Total cost of sales	550,419	500,690	1,063,600	960,102

Gross profit	326,157	284,101	618,621	537,856

Research and development expenses	23,308	22,152	46,327	45,132
Selling expenses	41,764	35,126	81,689	71,891
General and administrative expenses	104,071	95,008	203,100	189,057
Restructuring expenses	707	2,918	1,993	2,918

Operating income	156,307	128,897	285,512	228,858

Interest expense	10,524	11,216	20,667	21,786
Other income, net	10,982	8,560	17,012	18,168

Earnings before income taxes	156,765	126,241	281,857	225,240
Provision for income taxes	(35,704)	(26,770)	(59,459)	(49,274)
Net earnings	$121,061	$99,471	$222,398	$175,966

Basic earnings per share	$3.21	$2.60	$5.90	$4.60
Diluted earnings per share	$3.19	$2.58	$5.87	$4.58

Dividends per share	$0.24	$0.21	$0.45	$0.41

Weighted-average shares outstanding:
Basic	37,692	38,302	37,682	38,273
Diluted	37,903	38,501	37,871	38,460

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$331,664	$385,042
Receivables, net	961,601	835,037
Inventories, net	610,884	541,442
Other current assets	95,571	88,073
Total current assets	1,999,720	1,849,594
Property, plant, and equipment, net	359,683	339,118
Goodwill	1,698,642	1,675,718
Other intangible assets, net	569,566	596,831
Operating lease right-of-use assets, net	192,317	169,350
Prepaid pension asset	314,921	299,130
Other assets	59,626	55,963
Total assets	$5,194,475	$4,985,704

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$—	$90,000
Accounts payable	261,070	247,185
Accrued expenses	178,780	219,054
Deferred revenue	500,245	459,421
Other current liabilities	86,431	80,288
Total current liabilities	1,026,526	1,095,948
Long-term debt	958,381	958,949
Deferred tax liabilities, net	144,815	140,659
Accrued pension and other postretirement benefit costs	69,712	67,413
Long-term operating lease liability	171,019	148,175
Other liabilities	112,302	124,761
Total liabilities	$2,482,755	$2,535,905

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	149,650	147,940
Retained earnings	4,066,497	3,861,073
Accumulated other comprehensive loss	(168,117)	(243,225)
Less: cost of treasury stock	(1,385,497)	(1,365,176)
Total stockholders' equity	$2,711,720	$2,449,799

Total liabilities and stockholders' equity	$5,194,475	$4,985,704

Curtiss-Wright Corporation, Page 10

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; and (ii) costs associated with the Company's 2024 Restructuring Program, as applicable.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$239,138	$—	$239,138	$233,232	$—	$233,232	3%	3%
Defense Electronics	253,011	—	253,011	228,461	—	228,461	11%	11%
Naval & Power	384,427	—	384,427	323,098	—	323,098	19%	19%

Total sales	$876,576	$—	$876,576	$784,791	$—	$784,791	12%	12%

Operating income (expense):
Aerospace & Industrial(2)	$39,006	$582	$39,588	$35,246	$2,619	$37,865	11%	5%
Defense Electronics(2)	67,833	19	67,852	58,244	523	58,767	16%	15%
Naval & Power(1)(2)	60,416	3,134	63,550	46,283	342	46,625	31%	36%

Total segments	$167,255	$3,735	$170,990	$139,773	$3,484	$143,257	20%	19%
Corporate and other(2)	(10,948)	—	(10,948)	(10,876)	964	(9,912)	(1)%	(10)%

Total operating income	$156,307	$3,735	$160,042	$128,897	$4,448	$133,345	21%	20%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.3%		16.6%	15.1%		16.2%	120 bps	40 bps
Defense Electronics	26.8%		26.8%	25.5%		25.7%	130 bps	110 bps
Naval & Power	15.7%		16.5%	14.3%		14.4%	140 bps	210 bps
Total Curtiss-Wright	17.8%		18.3%	16.4%		17.0%	140 bps	130 bps

Segment margins	19.1%		19.5%	17.8%		18.3%	130 bps	120 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$466,384	$—	$466,384	$452,557	$—	$452,557	3%	3%
Defense Electronics	498,175	—	498,175	440,202	—	440,202	13%	13%
Naval & Power	717,662	—	717,662	605,199	—	605,199	19%	19%

Total sales	$1,682,221	$—	$1,682,221	$1,497,958	$—	$1,497,958	12%	12%

Operating income (expense):
Aerospace & Industrial(2)	$68,928	$2,346	$71,274	$62,712	$2,619	$65,331	10%	9%
Defense Electronics(2)	135,282	19	135,301	106,325	523	106,848	27%	27%
Naval & Power (1)(2)	102,279	6,202	108,481	81,474	342	81,816	26%	33%

Total segments	$306,489	$8,567	$315,056	$250,511	$3,484	$253,995	22%	24%
Corporate and other(2)	(20,977)	(28)	(21,005)	(21,653)	964	(20,689)	3%	(2)%

Total operating income	$285,512	$8,539	$294,051	$228,858	$4,448	$233,306	25%	26%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	14.8%		15.3%	13.9%		14.4%	90 bps	90 bps
Defense Electronics	27.2%		27.2%	24.2%		24.3%	300 bps	290 bps
Naval & Power	14.3%		15.1%	13.5%		13.5%	80 bps	160 bps
Total Curtiss-Wright	17.0%		17.5%	15.3%		15.6%	170 bps	190 bps

Segment margins	18.2%		18.7%	16.7%		17.0%	150 bps	170 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$167,587	$—	$167,587	$154,104	$—	$154,104	9%	9%
Ground Defense	97,542	—	97,542	84,939	—	84,939	15%	15%
Naval Defense	240,086	—	240,086	209,847	—	209,847	14%	14%
Commercial Aerospace	103,318	—	103,318	93,316	—	93,316	11%	11%
Total Aerospace & Defense	$608,533	$—	$608,533	$542,206	$—	$542,206	12%	12%

Commercial markets:
Power & Process	$163,473	$—	$163,473	$138,601	$—	$138,601	18%	18%
General Industrial	104,570	—	104,570	103,984	—	103,984	1%	1%
Total Commercial	$268,043	$—	$268,043	$242,585	$—	$242,585	10%	10%

Total Curtiss-Wright	$876,576	$—	$876,576	$784,791	$—	$784,791	12%	12%

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$319,309	$—	$319,309	$286,178	$—	$286,178	12%	12%
Ground Defense	194,779	—	194,779	175,700	—	175,700	11%	11%
Naval Defense	461,172	—	461,172	387,494	—	387,494	19%	19%
Commercial Aerospace	196,195	—	196,195	183,091	—	183,091	7%	7%
Total Aerospace & Defense	$1,171,455	$—	$1,171,455	$1,032,463	$—	$1,032,463	13%	13%

Commercial markets:
Power & Process	$306,407	$—	$306,407	$262,639	$—	$262,639	17%	17%
General Industrial	204,359	—	204,359	202,856	—	202,856	1%	1%
Total Commercial	$510,766	$—	$510,766	$465,495	$—	$465,495	10%	10%

Total Curtiss-Wright	$1,682,221	$—	$1,682,221	$1,497,958	$—	$1,497,958	12%	12%

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted earnings per share - As Reported	$3.19	$2.58	$5.87	$4.58
First year purchase accounting adjustments	0.02	—	0.13	—
Restructuring costs	0.02	0.09	0.05	0.09
Diluted earnings per share - Adjusted (1)	$3.23	$2.67	$6.05	$4.67

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 15
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	June 30,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	3%	11%	11%	16%	19%	31%	12%	21%
Less: Acquisitions	0%	0%	0%	0%	(7%)	(1%)	(3%)	0%
Restructuring	0%	(6%)	0%	0%	0%	0%	0%	(3%)
Foreign Currency	(1%)	(4%)	(1%)	(1%)	0%	(1%)	0%	(1%)
Organic	2%	1%	10%	15%	12%	29%	9%	17%

	Six Months Ended
	June 30,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	3%	10%	13%	27%	19%	26%	12%	25%
Less: Acquisitions	0%	0%	0%	0%	(7%)	3%	(2%)	1%
Restructuring	0%	(1%)	0%	0%	0%	0%	0%	(1%)
Foreign Currency	0%	(5%)	0%	(2%)	0%	(2%)	0%	(2%)
Organic	3%	4%	13%	25%	12%	27%	10%	23%

Curtiss-Wright Corporation, Page 16
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$136,585	$111,335	$97,820	$65,702
Capital expenditures	(19,381)	(11,064)	(35,154)	(23,119)
Free cash flow	$117,204	$100,271	$62,666	$42,583
Free cash flow conversion	96%	97%	27%	24%

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2025 Guidance
As of August 6, 2025
($'s in millions, except per share data)

	2024 Reported (GAAP)	2024 Adjustments (Non-GAAP)(1)	2024 Adjusted (Non-GAAP)(1)	2025 Reported Guidance (GAAP)		2025 Adjustments (Non-GAAP)(2)	2025 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	2025 Chg vs 2024 Adjusted
Sales:
Aerospace & Industrial	$932	$—	$932	$965	$980	$—	$965	$980	4 - 5%
Defense Electronics	911	—	911	995	1,010	—	995	1,010	9 - 11%
Naval & Power	1,278	—	1,278	1,430	1,445	—	1,430	1,445	12 - 13%
Total sales	$3,121	$—	$3,121	$3,390	$3,435	$—	$3,390	$3,435	9 - 10%

Operating income:
Aerospace & Industrial	$148	$10	$158	$164	$170	$3	$167	$173	6 - 9%
Defense Electronics	225	2	227	267	273	—	267	273	18 - 20%
Naval & Power	200	2	202	220	226	12	232	238	15 - 18%
Total segments	$572	$15	$587	$651	$669	$15	$666	$684
Corporate and other	(44)	3	(41)	(40)	(42)	—	(40)	(42)
Total operating income	$529	$17	$546	$611	$627	$15	$626	$642	15 - 18%

Interest expense	$(45)	$—	$(45)	$(42)	$(43)	$—	$(42)	$(43)
Other income, net	38	—	38	33	34	—	33	34
Earnings before income taxes	$522	$17	$539	$602	$618	$15	$618	$632
Provision for income taxes	(117)	(4)	(121)	(133)	(136)	(3)	(136)	(139)
Net earnings	$405	$13	$418	$469	$482	$12	$482	$493

Diluted earnings per share	$10.55	$0.35	$10.90	$12.40	$12.70	$0.30	$12.70	$13.00	16 - 19%
Diluted shares outstanding	38.4		38.4	37.9	37.9		37.9	37.9
Effective tax rate	22.4%		22.4%	22.0%	22.0%		22.0%	22.0%

Operating margins:
Aerospace & Industrial	15.9%		17.0%	17.0%	17.3%		17.3%	17.6%	30 - 60 bps
Defense Electronics	24.7%		24.9%	26.8%	27.0%		26.8%	27.0%	190 - 210 bps
Naval & Power	15.6%		15.8%	15.4%	15.6%		16.3%	16.5%	50 - 70 bps
Total operating margin	16.9%		17.5%	18.0%	18.3%		18.5%	18.7%	100 - 120 bps

Free cash flow(3)	$483	$—	$483	$520	$535	$—	$520	$535	8 - 11%

Notes: Amounts may not add due to rounding.
(1) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results), the timing of prior year record customer advances and a $15 million current year increase due to a reduction in tax payments driven by the recent signing of the H.R. 1 - "One Big Beautiful Bill Act."

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2025 Sales Growth Guidance by End Market
As of August 6, 2025

	2025 % Change vs. 2024 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	6 - 8%	7 - 9%	19%
Ground Defense	6 - 8%	6 - 8%	11%
Naval Defense	5 - 7%	7 - 9%	26%
Commercial Aerospace	13 - 15%	13 - 15%	13%
Total Aerospace & Defense	7 - 9%	8 - 10%	69%

Commercial Markets
Power & Process	16- 18%	16- 18%	19%
General Industrial	Flat	Flat	12%
Total Commercial	9 - 11%	9 - 11%	31%

Total Curtiss-Wright Sales	8 - 9%	9 - 10%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 19
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,000 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com